For Immediate Release:                        Contact:
April 26, 2006                                Dawn M. Robert, Investor Relations
                                              Galaxy Nutritional Foods, Inc.
                                              (407) 854-0433

   GALAXY NUTRITIONAL FOODS TO REMAIN INDEPENDENT AND EXPECT PROFITABLE FY2007

               SHARES TO BE DELISTED FROM AMERICAN STOCK EXCHANGE

ORLANDO, Florida (April 26, 2006) Galaxy Nutritional Foods, Inc. (AMEX:GXY), a leading manufacturer and marketer of healthy cheese alternative and dairy-related products, today announced an update to its previously announced pursuit of various strategic alternatives.

Several months ago, Galaxy Nutritional Foods announced that it was exploring a variety of strategic alternatives, including the potential sale of the Company. The Company's efforts to pursue these strategic alternatives were unsuccessful and the Board of Directors today announced an end to that process and, therefore, that the Company was going to remain independent.

In accordance with this decision, the Company will pursue a business strategy that is designed to enhance shareholder value by focusing on the following initiatives:

      o Increasing gross margin by optimizing cost of goods in concert with its outsource manufacturing partner. Efforts to date have allowed gross margin to improve above the 30% range in February and March 2006, compared with a gross margin of 23% in the nine months ended December 31, 2005.

      o Reducing and/or eliminating SKUs that represent low-margin or unprofitable products. The Company will focus exclusively upon its popular core brands. While management expects this to result in a reduction in total revenues, this change is also expected to result in an increase in profitability and operating cash flow during FY2007.

      o A restructuring of overhead costs to a level consistent with profitability at lower annualized revenues in FY2007.

      o A refinancing of the Company's outstanding short-term debt, which was significantly reduced in the second half of FY2006.

"Galaxy's core brands are very relevant to today's health-conscious consumer and continue to enjoy strong support in the market," noted Mike Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "We have regained a laser-like focus on growing the sales of these brands, while eliminating a number of private-label and non-core products that generate little or no profits. Initial results from this strategy are already evident, as illustrated by the fact that our Company was cash-flow-positive and generated an operating profit (excluding non-recurring and non-cash items) in February and March. Based upon information currently available to management, we expect Galaxy to be profitable and cash-flow-positive for the fiscal year that started April 1, 2006."

"No longer burdened with the high fixed costs of a manufacturing facility, and with the price of our primary raw material (casein) beginning to ease in recent months, I am confident that Galaxy will regain credibility with investors, customers and employees as we execute our operating plan during Fiscal 2007," concluded Broll.

The Company also announced that on April 20, 2006, it received a letter from the American Stock Exchange ("AMEX"), notifying the Company that it was not in compliance with AMEX's continued listing requirements and that AMEX intends to proceed with the filing of an application with the Securities and Exchange Commission ("SEC") to strike the common stock from listing and registration on AMEX. The Company does not intend to appeal this decision by AMEX.

The AMEX letter dated April 20, 2006, states, in part:

"By letters dated September 29, 2005 and October 12, 2005, AMEX advised Galaxy that the Company was not in compliance with: (i) Section 1003(a)(i) of the Company Guide with shareholders' equity of less than $2 million and losses from continuing operations and/or net losses in two out of its three most recent fiscal years; (ii) Section 1003(a)(ii) of the Company Guide with shareholders' equity of less than $4 million and/or net losses in three out of four most recent fiscal years; (iii) Section 1003(a)(iv) of the Company Guide in that Galaxy has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. On October 28, 2005, pursuant to Section 1009 of the Company Guide, the Company submitted its plan of compliance to the Exchange (the "Plan"). On December 16, 2005, the Exchange notified the Company that it accepted the Plan and granted the Company an extension until March 29, 2007 to regain compliance with the continued listing standards (the "Plan Period"). The letter also advised the Company that the Exchange Staff would initiate delisting proceedings if the Company failed to make progress consistent with the Plan during the Plan Period.

A review of the Company's most recent financials and other pertinent information, as well as discussions with Galaxy representatives, indicates that the Company has not shown progress consistent with the Plan. In addition, the Company is also not in compliance with Section 1003(f)(iv) of the Company Guide, which states that the Exchange will normally consider suspending dealings in or removing from the list, a company that fails, or refuses to pay, when due, any applicable listing fees established by the Exchange. In this regard, Staff notes that the Company has an outstanding payable to the Exchange of $40,448.26 related to a Listing of Additional Shares Application dated July 12, 2005, as amended September 20, 2005 and approved by the Exchange on September 22, 2005.

Based upon the foregoing, the Exchange Staff has concluded that it is appropriate to initiate immediate delisting proceedings at this time."

The letter states that the determination by AMEX will become final on April 27, 2006. AMEX will then suspend trading in the Company's common stock and will submit an application to the Securities and Exchange Commission to strike the Company's common stock from listing and registration on AMEX. Based upon information provided by AMEX, it is currently anticipated that the Company's shares will be delisted from AMEX effective on or prior to May 4, 2006. Upon the delisting of the Company's shares from AMEX, management believes, based upon information provided by AMEX, that the Company's common stock will be quoted on the OTC Bulletin Board.

About Galaxy Nutritional Foods, Inc

Galaxy Nutritional Foods is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods; Veggie; Veggie Nature's Alternative; Veggie Slices; Soyco; Soymage; Wholesome Valley; Lite Bakery; and Galaxy Nutritional Foods Smart Choice Cheese Products. For more information, please visit Galaxy's website at: www.galaxyfoods.com.
Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is listed on the American Stock Exchange under the ticker symbol "GXY".

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